Exhibit 1.2

PAYSAFE LIMITED

BYE-LAWS

March 30, 2021

Wakefield Quin Limited

Victoria Place, 31 Victoria Street, Hamilton HM 10, Bermuda

TEL. 441.494.4000    FAX. 441.494.4111    wq.bm

WINDING UP	50
EXEMPTION AND INDEMNIFICATION OF OFFICERS	51
BUSINESS COMBINATIONS	52
ALTERATION OF BYE-LAWS	56

Bye-Laws

of

Paysafe Limited

INTERPRETATION

1.	In these Bye-Laws, unless the context otherwise requires:

“Affiliate” or a person “affiliated” with a specified person means a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Appointed Stock Exchange” means an electronic market for the trading of securities and identified as a “recognised investment exchange” or an “approved investment exchange” by the Government of Bermuda.

“Board” means the board of directors for the time being of the Company;

“Bye-Laws” means these bye-laws in their present form or as from time to time amended;

“clear days” means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

“Closing Date” has the meaning given to it in the Shareholders Agreement;

“Common Shares” means common shares of par value US$0.001 per share (or such other par value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these Bye-Laws;

“Companies Acts” means every Bermuda statute, regulation and order from time to time in force concerning companies insofar as the same apply to the Company;

“Company” means Paysafe Limited, an exempted company registered in Bermuda with registration number 56074;

“Director” means a director for the time being of the Company;

“Exchange Act” means Securities Exchange Act of 1934, as amended, of the United States of America;

“Group Company” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

“Listing” means the listing of the Company’s Common Shares on an Appointed Stock Exchange.

“Officer” means a Director, Secretary, or other officer of the Company appointed pursuant to Bye-Law 105, but does not include any person holding the office of auditor in relation to the Company;

“Person entitled by Transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a Shareholder or of any other event giving rise to its transmission by operation of law has been noted in the Register;

“Principal Shareholders” means, together, the Principal Shareholders as defined in the Shareholders Agreement.

“Register” means the register of shareholders of the Company and, except in Bye-Laws 38.1, 38.2 and 38.3, includes any branch register;

“Registered Office” means the registered office for the time being of the Company;

“Required Information” means (a) in relation to a person to be nominated as a Director, all information relating to the proposed Director that would be required to be disclosed in solicitations of proxies for election of directors in an election contest for a company listed on an Appointed Stock Exchange, or that is otherwise required pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Company’s proxy statement as a nominee of the Shareholder and to serving as a Director if elected; (b) in relation to any other business that the Shareholder proposes to bring before the general meeting, a brief description of the business desired to be brought before the general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration at the general meeting and, in the event that such business includes a proposal to amend these Bye-laws, the language of the proposed amendment), the reasons for conducting such business at the general meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) details of the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, including (i) the name and address of such Shareholder, as they appear on the Company’s Register, and of such beneficial owner, (ii) the class or series and number of shares in the capital of the Company that are owned, directly or indirectly, beneficially and of record by such Shareholder and such beneficial owner, (iii) a representation that the Shareholder is a holder of record of the relevant shares in the capital of the Company at the time of the giving of the notice, will be entitled to vote at the general meeting and will appear in person or by proxy at such meeting to propose such business or nomination, (iv) a representation whether the Shareholder or the beneficial owner, if any, will be or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s issued and outstanding shares eligible to vote at such general meeting as is required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from Shareholders in support of such proposal or nomination, (v) a certification regarding whether such Shareholder and beneficial owner, if any, have complied with all applicable legal requirements in connection with the Shareholder’s and/or beneficial owner’s acquisition of shares or other securities of the Company and/or the Shareholder’s and/or beneficial owner’s acts or omissions as a Shareholder of the Company and (vi) any other information relating to such Shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other regulatory filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (vii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class in the capital of the Company between or among the Shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective Affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (viii) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (x) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Company, (y) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of shares in the capital of the Company and/or (z) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Company.

“Resident Representative” means the person or, if permitted by the Companies Acts, the company appointed to perform the duties of resident representative of the Company as set out in the Companies Acts (and includes any assistant or deputy resident representative appointed by the Board);

“Resolution” means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting or passed in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any duplicate seal;

“Secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes a deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the secretary;

“Shareholder” means a holder of a share (of any class) of the Company;

“Share” means any share in the capital of the Company;

“Shareholders Agreement” means the agreement between the Company and the Principal Shareholders and other persons party thereto originally dated March 30, 2021, as amended, restated, varied and supplemented from time to time.

“Subsidiary” and “holding company” have the same meanings as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

“Undesignated Shares” means the shares of par value US$0.001 per share (or such other par value as may result from any reorganisation of capital) in the capital of the Company, having such rights and being subject to such limitations as may be attached to them pursuant to Bye-Law 5.3; and

“US dollars” or “US$” means United States dollars.

2.	For the purposes of these Bye-Laws, unless the context otherwise requires:

2.1	a corporation shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these Bye-Laws, is present;

2.2	words importing only the singular number include the plural number and vice versa;

2.3	words importing only one gender include the other genders;

2.4	references to a company include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

2.5

references to a person include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Bermuda or elsewhere;

2.6	references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;

2.7

a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

2.8

references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

2.9	references to a dividend include a distribution paid in respect of shares to Shareholders out of contributed surplus or any other distributable reserve;

2.10

any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these Bye-Laws, have the same meaning in these Bye-Laws, except that the definition of “attorney” shall not apply;

2.11

any reference to any statute or statutory provision (whether of Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force; and

2.12

references to shares carrying the general right to vote at general meetings of the Company are to those shares (of any class or series) carrying the right to vote, other than shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred).

REGISTERED OFFICE

3.	The Registered Office shall be at such place in Bermuda as the Board from time to time decides.

SHARE CAPITAL

4.1

The authorised share capital of the Company at the date of adoption of these Bye-Laws is US $22,000,000 divided into 20,000,000,000 Common Shares of par value $0.001 each and 2,000,000,000 Undesignated Shares of par value $0.001 each.

4.2	Common Shares

The Common Shares shall entitle their holders to the following rights:-

(a)	as regards dividend:-

after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Directors resolve to distribute in paying such profits or reserves to the holders of the Common Shares in respect of their holdings of such shares pari passu and pro rata to the number of Common Shares held by each of them;

(b)	as regards capital:-

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any preferred shares in the Company then in issue having preferred rights on a return of capital) in respect of their holdings of Common Shares pari passu and pro rata to the number of Common Shares held by each of them;

(c)	as regards voting in general meetings:-

the holders of the Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Common Shares present in person or by proxy shall have one vote for each Common Share held by him.

4.3	The rights of the Undesignated Shares shall be determined in accordance with the provisions of Bye-law 5.3.

SHARE RIGHTS

5.1

Subject to the Companies Acts and to the rights conferred on the holders of any other class of shares, any share in the Company may be issued with or have attached to it such preferential, deferred, qualified or special rights, privileges or conditions as the Company may by Resolution decide or, if no such Resolution is in effect or insofar as the Resolution does not make specific provision, as the Board may from time to time determine.

5.2

Without limiting the foregoing and subject to the Companies Acts, the Company may issue preference shares (including any preference shares created pursuant to Bye-Law 5.3) which (i) are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or (ii) are liable to be redeemed at the option of the Company and/or the holder. The terms and manner of redemption of any redeemable shares created pursuant to Bye-Law 5.3 shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either (i) as the Company may by Resolution determine or (ii) insofar as the Resolution does not make any express provision, as the Board may by resolution determine, in either case, before the allotment of such shares.

5.3	The rights attaching to the Undesignated Shares shall be as follows:

5.3.1

each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

5.3.2

the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

5.3.3

the particular rights and restrictions attached to any Undesignated Share shall be recorded in a resolution of the Board and, as determined by the Board in its sole discretion, may be greater than the rights attached to the Common Shares, including by:-

(a)	restricting dividends to Common Shares;

(b)	diluting the voting power of Common Shares or providing that holders of preference shares may have the right to vote on matters as a class;

(c)	impairing the liquidation rights of the Common Shares;

(d)	delaying or preventing a change of control of the Company; and

5.3.4	the Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation..

5.4

The terms of any redeemable preference shares (including any redeemable preference shares created pursuant to Bye-Law 5.3) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

5.5	The Board may, in connection with the issue of any shares (whether pursuant to Bye-law 5.3 or otherwise), exercise all powers of paying commissions and brokerages conferred or permitted by law.

VARIATION OF RIGHTS

6.1

Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of more than 50 per cent of all of the votes capable of being cast at the relevant time at a separate general meeting of the holders of the issued shares of that class or with the sanction of a Resolution passed at a separate general meeting of the holders of shares of that class by a majority of more than 50 per cent of the votes cast.

6.2

All the provisions of these Bye-Laws relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Shareholders, except that the necessary quorum shall be two or more Shareholders present in person or by proxy together holding or representing a majority of the issued shares of the relevant class; provided that, if the relevant class of Shareholders has only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

7.

The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (i) the creation or issue of further shares ranking pari passu with them, (ii) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or voting or otherwise in priority to them or (iii) the purchase or redemption by the Company of any of its own shares.

SHARES

8.1

The unissued shares of the Company (whether forming part of the original share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine.

8.2

Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

8.3

Where any fraction of a share or other difficulty arises on any alteration, the Board may settle the same as it thinks fit including, without limitation to the generality of the foregoing, the issue to Shareholders of fractions of shares and/or arranging for the sale and transfer of fractions of shares of Shareholders.

9.1

Subject to the Companies Acts, the Company may purchase its own shares and the Board may (without the sanction of a Resolution) authorise any exercise of the Company’s power to purchase its own shares, whether in the market, by tender or by private agreement, at such prices (whether at par or above or below par) and otherwise on such terms and conditions as the Board may from time to time determine. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

9.2

The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the treasury shares, subject to the Companies Acts and the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares except as provided by the Companies Acts.

9.3

Subject to these Bye-laws, any treasury shares held by the Company will be at the disposal of the Board, which may elect to hold the shares as treasury shares, dispose of or transfer the shares for cash or other consideration, or cancel any of the shares

10.

Except only as otherwise provided in these Bye-Laws, as ordered by a court of competent jurisdiction or as otherwise required by law, the Company shall be entitled to treat the registered holder of any share (or any fractional part of a share) as the absolute owner of it and accordingly no person shall be recognised by the Company as holding any share (or any fractional part of a share) upon trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future or partial interest or other right in any share (or any fractional part of a share) except an absolute right to the entirety of the share or to the fractional part of a share in the registered holder of it.

UNTRACED SHAREHOLDERS

11.1

The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

11.1.1	during a period of six (6) years, no dividend in respect of those shares has been claimed and at least three (3) cash dividends have become payable on the share in question;

11.1.2

on or after expiry of that period of six (6) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares:

11.1.3

during that period of six (6) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

11.1.4

if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

11.2

If during any six (6) year period referred to in Bye-law 11.1.1 above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of Bye-Law 11.1 (other than the requirement that they be in issue for six (6) years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

11.3

To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

11.4

The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount, though no trust shall be created in respect of the debt and no interest shall be payable in respect of the same. At the expiry of the further six (6) year period set forth in Bye-law 11.1.3, if the Company has not received any communication from the untraced Shareholder, the liability to the untraced Shareholder will cease and the Company shall not be required to account for any money earned on the net proceeds of sale of Shares, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

INCREASE OF CAPITAL

12.	The Company may from time to time increase its capital by such sum, to be divided into shares of such par value, as the Company by Resolution shall prescribe.

13.

The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of these Bye-laws and the Companies Acts) at a discount or make any other provision as to the issue of the new shares.

14.	The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

15.1	The Company may from time to time by Resolution:

15.1.1	divide its shares into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

15.1.2	consolidate and divide all or any of its share capital into shares of larger par value than any of its existing shares;

15.1.3

sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

15.1.4	make provision for the issue and allotment of shares which do not carry any voting rights;

15.1.5

cancel shares which, at the date of the passing of the relevant Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled; and

15.1.6	change the currency denomination of its share capital.

15.2

Where any difficulty arises in regard to any division, consolidation or sub-division under this Bye-Law 15, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale the Board may authorise some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

16.

Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution convert any preference shares in the Company (unless otherwise expressly provided by the rights attaching to or by the terms of issue of the preference shares in question) into redeemable preference shares.

REDUCTION OF CAPITAL

17.

Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction in any manner of its issued share capital (but not to a sum less than any minimum share capital prescribed by its memorandum) or any share premium account.

18.

In relation to any such reduction, the Company may by Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.

CERTIFICATED SHARES AND UNCERTIFICATED SHARES

19.	Shares shall be issued in registered form.

CERTIFICATED SHARES

20.

Unless otherwise provided by the rights attaching to or by the terms of issue of any particular shares, each Shareholder shall, upon becoming the holder of any share, be entitled to a share certificate for all the shares of each class held by him (and, on transferring a part of his holding, to a certificate for the balance), but the Board may decide not to issue certificates for any shares held by, or by the nominee of, any securities exchange or depository or any operator of any clearance or settlement system except at the request of any such person. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

20.1

Share certificates shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Acts. No fee shall be charged by the Company for issuing a share certificate. If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company. The Board may require any such indemnity to be secured in such manner as the Board may think fit.

20.2

All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall be signed by such person or persons (whether or not Officers) as the Board may from time to time decide, but the Board may determine that certificates for shares or for particular shares need not be signed by any person.

20.3

The Board may also determine, either generally or in any particular case, that any signatures on certificates for shares (or certificates or agreements or other documents evidencing the issue by the Company of awards under any share option, share incentive or other form of employee benefits plan adopted by the Company from time to time) need not be autographic but may be affixed to such certificates, agreements or other documents by some mechanical means or may be facsimiles printed on such certificates, agreements or other documents. If any Officer who has signed, or whose facsimile signature has been used on, any such certificate, agreement or other document ceases for any reason to hold his office, such certificate, agreement or other document may nevertheless be issued as though that Officer had not ceased to hold such office.

UNCERTIFICATED SHARES

21.

If at any time the Company participates or is able to participate in an Appointed Stock Exchange on which the Company’s shares are listed or admitted to trading, the Board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system acceptable to the Appointed Stock Exchange. Conversion of shares held in certificated form into shares held in uncertificated form, and vice versa, may be made in such manner as the Board may in its absolute discretion think fit (subject to the facilities and requirements of the Appointed Stock Exchange). Shares held in uncertificated form shall not constitute a separate class of shares from other shares in that class simply by virtue of such shares being held in uncertificated form.

22.1

Unless otherwise determined by the Board and permitted under the rules of the Appointed Stock Exchange, if any, on which the Company’s shares are listed or admitted to trading, (unless the Board determines otherwise) no person shall be entitled to receive a certificate in respect of any share for so long as transfers of that share may be made otherwise by written instrument as permitted by the Companies Act. The Board shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share (subject always to the requirements of the Appointed Stock Exchange) and no provision of these Bye-laws shall apply or have effect to the extent that it is any way inconsistent with the holding of shares in uncertificated form or the transfer of title to uncertificated shares by means of a relevant system permitted by the Appointed Stock Exchange or otherwise permitted by applicable law.

22.2

A member may, in accordance with the Companies Act or the requirements of an Appointed Stock Exchange, apply to the Board to change a share from a certificated share to an uncertificated share or vice versa and the Board shall prescribe the manner for such conversion in accordance with the facilities and regulations of the Appointed Stock Exchange.

22.3

Nothing in these Bye-Laws shall preclude (i) title to a certificated share being evidenced or transferred otherwise than in writing to the extent permitted by the Companies Acts and otherwise as may be determined by the Board from time to time or (ii) the Board from recognising the renunciation of the allotment of any share by the allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide.

LIEN

23.

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently due or not, called or payable in respect of such share. The Company’s lien on a share shall extend to all dividends payable on it. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

24.1

The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share or the person entitled by transmission to it.

24.2

The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due, and any residue shall (subject to a like lien for debts or liabilities not presently due as existed upon the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share to the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

24.3

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any Shareholders or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any Shares registered as mentioned above or for or on account or in respect of any Shareholder and whether in consequence of:

(a)	the death of such Shareholder;

(b)	the non-payment of any income tax or other tax by such Shareholder;

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

(d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the those matters):

(i)	the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(ii)	the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies in respect of those Shares or or for or on account or in respect of such Shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(iii)

the Company may recover as a debt due from such Shareholder or his executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(iv)

the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any Shares by any such Shareholder or his executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing in this Bye-Law 24.3 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Shareholder as referred to above (and, his executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

25.1

The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue of the shares made payable at a date fixed by or in accordance with their terms of issue and each Shareholder shall (subject to the Company serving on him at least 14 clear days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

25.2	A call may be made payable by instalments and shall be deemed to be made at the time when the resolution of the Board authorising the call is passed.

25.3	A person on whom a call is made shall (in addition to the transferee) remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

26.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

27.

If a sum called in respect of a share is not paid before or on the day appointed for its payment, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment to the time of actual payment at such rate as the Board may determine, but the Board may waive payment of such interest, wholly or in part.

28.

Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal value of the share or by way of premium, shall for all purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable, and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

29.	The Board may, on the issue of any shares, differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

30.

The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the Shareholder paying the sum in advance.

FORFEITURE OF SHARES

31.

If a Shareholder fails to pay any call or instalment of a call on the day appointed for its payment, the Board may at any time while any part of such call or instalment remains unpaid serve on him a notice requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall state a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited.

32.	The Board may accept the surrender of any share liable to be forfeited, and, in any such case, references in these Bye-Laws to forfeiture include surrender.

33.

If the requirements of any notice given under Bye-Law 31 are not complied with, any share in respect of which the notice was given may, at any time before payment of all calls or instalments and interest due in respect of it is made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not actually paid before the forfeiture.

34.

When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled by transmission to it, but no forfeiture shall be invalidated by any omission to give such notice.

35.

A forfeited share shall become the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder of, or entitled to, the share or to any other person, on such terms and in such manner as the Board thinks fit. At any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

36.

A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, together with interest at such rate as the Board may determine from the date of forfeiture until payment and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

37.

An affidavit to the effect that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on its sale, re-allotment or disposition, and the Board may authorise some person to transfer the share to the person to whom it is sold, re-allotted or disposed of. That person shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

38.1	The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place in Bermuda as may be authorised by the Board from time to time.

38.2

The Company may also keep one or more branch registers at such place or places outside Bermuda to the extent and in the manner permitted by the Companies Acts and the Board may make such regulations as it thinks fit regarding the keeping of any branch register and may revoke or vary any such regulations. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.

38.3

The Register or any branch register may be closed at such times and for such periods as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

38.4

Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of Bye-Law 11.

OBLIGATION TO DISCLOSE INTERESTS

39.1	Each holder of shares of the Company shall be under an obligation to make certain notifications to the Company in accordance with the provisions of this Bye-Law 39.

39.2	The Company may by notice in writing require any person whom the Board knows or has reasonable cause to believe to be interested (legally or beneficially) in the Company’s shares:

(a)	to confirm that fact or (as the case may be) to indicate whether or not it is the case, and

(b)	where he holds an interest in shares at the date of the notice, to give such further information as may be required in accordance with Bye-law 39.3.

39.3	A person who has received a notice under Bye-law 39.2 shall respond, in writing, to the Board within 10 Business Days (or such other period as the Board shall specify in the notice) and shall:

(a)

state their full name and address, and, where the person interested in shares is a body corporate, include a confirmation that the signatory to such response is duly authorised on behalf of such body corporate to give the relevant confirmation to the Company;

(b)	confirm the number of shares in which he is or was interested as at the date of the notice;

(c)	in a case where the person no longer has an interest in the Company’s shares, state that he no longer has such an interest.

39.4

Where the Company has served a notice under Bye-law 39.2 on a person who is or was interested in shares in the Company, and that person fails to give the Company the information required by the notice within the time specified in it, the Board, in its sole discretion, may direct that for so long as the shares are held by that person and the default continues, the shares in question will be subject to restrictions including (without limitation) that:

(i)	no voting rights are exercisable in respect of the shares;

(ii)	any transfer of the shares is void; and/or

(iii)	except in a liquidation, no payment may be made of sums due from the Company on the shares, whether in respect of dividend, capital or otherwise.

39.5	For the purposes of this Bye-law 39, a person is taken to be interested in any shares:

(a)	in which his spouse or any child or step-child or other Affiliate of his is interested;

(b)	if a body corporate is interested in them, and

(i)	that body or its directors are accustomed to act in accordance with his directions or instructions, or

(ii)	he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body corporate; or

(c)	he enters into a contract for their purchase by him (whether for cash or other consideration); or

(d)	not being the registered holder, he is entitled to exercise or receive any right conferred by the holding of the shares or is entitled to control the exercise of any such right; or

(e)	where property is held on trust and shares in the Company are comprised in such trust property, and the Shareholder or a person identified in Bye-law 39.5(a) is a beneficiary of the trust.

39.6

The Company may keep a register for purposes of this Bye-law 39, and whenever the Company issues a notice in accordance with Bye-law 39 and receives a response, the Company maycause to be inscribed in the register, against that person’s name, the relevant information and the date of the record.

39.7	Nothing contained in this Bye-Law 39 shall be taken to limit the powers of the Company to apply to the court for an order imposing restrictions on a person’s shares.

DEPOSITORY INTERESTS

40.

The Directors shall, subject always to the Companies Acts and the facilities and requirements of any relevant system concerned and these Bye-Laws, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depository interests or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Bye-Laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of the depository interests or the shares in the Company represented by them. The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.

REGISTER OF DIRECTORS AND OFFICERS

41.

The Secretary shall maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

TRANSFER OF SHARES

42.1

Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares (of any class) in certificated form by an instrument of transfer in any form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

42.2

The instrument of transfer of a share in certificated form shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.

42.3

The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:

42.3.1

the instrument of transfer is not duly stamped, if required, and lodged at the Registered Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

42.3.2	the instrument of transfer is in respect of more than one class of share;

42.3.3	the instrument of transfer is in favour of more than four persons jointly;

42.3.4

it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

42.3.5	it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and/or the transferor are party or subject.

42.4	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

42.5	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law 42.

43.

Notwithstanding any other provisions of these Bye-laws, the Board shall, subject always to the Companies Act and any other applicable laws and the facilities and requirements of any Appointed Stock Exchange, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company held in uncertificated form, and the holding and transfer of such shares or securities. To the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares in the capital of the Company represented thereby.

TRANSMISSION OF SHARES

44.

In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, or the estate representative, where he was sole holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these Bye-Laws shall release the estate of a deceased holder from any liability in respect of any share held by him either solely or jointly with other persons. In this Bye-Law, estate representative means the person to whom probate or letters of administration or confirmation as executor has or have been granted under the laws applicable to the estate of the deceased Shareholder or, failing such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

45.1

In the case of a person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law, the Board may require the production to the Company of such evidence of his entitlement as is prescribed by the Companies Acts or, to the extent that no such evidence is prescribed, as may from time to time be required by the Board. Upon production of such evidence the name and address of the person so entitled shall be noted in the Register.

45.2

Subject to Bye-Law 46.2, any person entitled by transmission to a share shall be entitled to receive (and may give a discharge for) any dividends or other moneys payable in respect of the share, to attend and vote in respect of the share at general meetings of the Company and of the relevant class of Shareholders and generally to exercise in respect of the share all of the rights or privileges of a Shareholder as if he were registered as the holder of the share.

46.1

Any person entitled by transmission to a share may elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee of the share. If he elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall apply to any such notice or instrument of transfer as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

46.2

The Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

47.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 44, 45 and 46.

GENERAL MEETINGS

48.1

The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Acts and, save where an election has been made under section 71A of the Companies Act, an annual general meeting shall be held in each calendar year.

48.2

Where an election has been made under section 71A of the Companies Act, any Shareholder may, on notice to the Company not later than 3 calendar months before the end of the year in question, require the Company to convene and hold an annual general meeting.

48.3

Subject to the provisions of Bye-law 48.4, the Board may, whenever it thinks fit, and shall, on the requisition in writing of Shareholders holding such number of shares as is prescribed by, and made in accordance with, the Companies Acts, convene a general meeting in the manner required by the Companies Acts. All general meetings other than annual general meetings shall be called special general meetings.

48.4

For such time as the Principal Shareholders beneficially own, collectively, at least thirty per cent. (30%) of the issued shares in the capital of the Company carrying the right to vote at general meetings of the Company, special general meetings shall also be called by the Board or the Chairman of the Board on the written request of a Principal Shareholder delivered to the Registered Office.

48.5	Each general meeting shall be held at such time and place as the Board decides.

NOTICE OF GENERAL MEETINGS

49.

An annual general meeting of the Company (other than an adjourned meeting) shall be called by at least 5 clear days’ notice and a special general meeting of the Company (other than an adjourned meeting) shall be called by at least 5 clear days’ notice. The notice of a general meeting shall specify the place, and, in the case of a special general meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders (other than those who, under the provisions of these Bye-Laws or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the Resident Representative.

50.

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. A Shareholder present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

51.1

The chairman of the Board or, in his absence, the president of the Board shall preside as chairman at every general meeting of the Company or of any class of Shareholders. If there is no such chairman or president, or if at any meeting neither the chairman nor the president is present within 5 minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall appoint one of those Directors who is willing to act as chairman or, if only one Director is present, he shall preside as chairman, if willing to act. If none of the Directors present is willing to act as chairman, the Director or Directors present may appoint any other Officer who is present and willing to act as chairman. In default of any such appointment, the persons present and entitled to vote shall elect any Officer who is present and willing to act as chairman or, if no Officer is present or if none of the Officers present is willing to act as chairman, one of their number to be chairman.

51.2

Except in the case of the removal of auditors or Directors, for such time as the Principal Shareholders beneficially own, collectively, at least thirty per cent. (30%) of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time, anything which may be done by resolution in general meeting of all or any class or Shareholders may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by the Shareholders or any class thereof or their proxies (or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder), who at the date of the notice of the resolution in writing represent the majority of votes that would be required to pass the resolution if the resolution had been voted on at a quorate meeting of the Shareholders. Such resolution in writing may be signed in as many counterparts as may be necessary. If the Principal Shareholders cease to beneficially own, collectively, at least thirty per cent. (30%) of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time, all shareholder action may only be taken at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting.

51.3

Notice of any resolution in writing to be made under this Bye-law 51 shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

51.4

For the purposes of any written resolution under Bye-Law 51.2, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

51.5

A resolution in writing made in accordance with Bye-Law 51.2 is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

52.1

No business shall be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment or election of a chairman, which shall not be treated as part of the business of the meeting. Except as otherwise provided by the Companies Acts, at general meetings convened by the Board, two or more Shareholders present in person or by proxy and having the right to attend and vote at the meeting and holding shares representing more than a majority of the votes that may be cast by all Shareholders at the relevant time shall be a quorum. Except as otherwise provided by the Companies Acts or these Bye-Laws, at a special general meeting convened upon the requisition of a shareholder in accordance with the Companies Acts, two or more Shareholders present in person or by proxy and having the right to attend and vote at the meeting and holding shares representing more than seventy five per cent. (75%) of the votes that may be cast by all Shareholders at the relevant time shall be a quorum. Notwithstanding the foregoing provisions of this Bye-law 52.1, if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum for any general meeting of the Company, howsoever convened.

52.2

If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for a meeting a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. If within 15 minutes after the time appointed for a meeting, no shareholders are present, the meeting shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. The Company shall give not less than 5 days’ notice of any meeting adjourned through want of a quorum and such notice shall state the quorum requirement from the adjourned meeting under Bye-Law 52.1. If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for any adjourned meeting a quorum is not present, the meeting may be further adjourned to such other day and such other time and place as the chairman of the meeting may determine, but otherwise the meeting shall be dissolved. A meeting may not be adjourned under this Bye-Law 52.2 to a day which is more than 90 days after the day originally appointed for the meeting.

52.3

If it appears to the chairman of a general meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to communicate simultaneously and instantaneously with the persons present at the place of the meeting, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

53.

A meeting of the Shareholders or of any class of Shareholders may be held by such electronic means as the Board may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

54.	Each Director and the Resident Representative shall be entitled to attend and speak at any general meeting of the Company or of any class of Shareholders.

55.

The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company or of any class of Shareholders including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

56.1	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

56.1.1	it is proposed by or at the direction of the Board; or

56.1.2	it is proposed at the direction of the Court; or

56.1.3	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Acts; or

56.1.4	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

56.2

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

56.3

If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

57.

The chairman of the meeting may, with the consent of any meeting at which a quorum is present, adjourn the meeting from time to time (or sine die) and from place to place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board.

58.

When a meeting is adjourned for three months or more or sine die, not less than 10 clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting from which the adjournment took place.

VOTING

59.

Except where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting of the Company or of any class of Shareholders, other than a resolution to determine the appointment of Directors, shall be decided by a simple majority of the votes cast by Shareholders entitled to vote at such meeting. The election of Directors at a general meeting shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For these purposes, “plurality” of voting shall be determined in accordance with the General Corporation Law of the State of Delaware, and, by way of illustration only, if there are 12 candidates seeking election but only 11 Board seats available, the 11 Directors with the greatest number of votes shall be appointed to the Board seats available for election at the general meeting.

60.

At any general meeting, all resolutions put to the Shareholders will be decided on a poll vote, whether on a count of votes received in the form of electronic records or otherwise as determined by the chairman of the meeting from the responses to poll cards distributed to Shareholders eligible to vote at such general meeting, ahead of or during such meeting where such poll cards have been marked with the name and relevant number of votes cast by a Shareholder.

61.

At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted at the direction of the chairman of the meeting, who shall declare the result. The result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

62.	On a poll, votes may be cast either personally or by proxy.

63.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

64.	In the case of an equality of votes at a general meeting, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

65.

In the case of joint holders of a share, the vote of the senior who tends a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

66.

Subject to Bye-Law 67, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Bermuda (or elsewhere having jurisdiction) for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

67.

Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under Bye-Law 66 shall be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

68.

No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting of the Company or of any class of Shareholders in respect of any share held by him unless all calls or other sums presently payable by him in respect of that share have been paid.

69.

No objection may be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is tendered. Any objection so raised shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that it may have affected the decision of the meeting. The decision of the chairman on any such matter shall be final and conclusive. Except as otherwise decided by the chairman, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid.

PROXIES AND CORPORATE REPRESENTATIVES

70.1

A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder.

70.2

A Shareholder which is a corporation may appoint any person (or two or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder.

70.3

A Shareholder which is a corporation may appoint more than one such corporate representatives (with or without appointing any persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting.

70.4	The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting.

71.

A Shareholder may appoint a standing proxy, with or without the power of substitution, or (if a corporation) a standing representative by delivery to the Registered Office (or at such other place as the Board may from time to time specify for such purpose) of evidence of such appointment.

The appointment of such a standing proxy or representative shall be valid for every general meeting and adjourned meeting until such time as it is revoked by notice to the Company, but:

71.1

the appointment of a standing proxy or representative may be made on an irrevocable basis in which case the Company may recognise the vote of the proxy or representative given in accordance with the terms of the appointment, to the exclusion of the vote of the Shareholder, until such time as the appointment ceases to be effective in accordance with its terms;

71.2

(subject to Bye-Law 71.1) the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting or poll taken subsequently to any meeting at which the Shareholder is present or in respect of which the Shareholder has specifically appointed another proxy or representative; and

71.3

the Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any standing proxy or representative and, if it does so, the appointment of the standing proxy or representative shall be deemed to be suspended until such time as the Board determines that it has received the required evidence or other evidence satisfactory to it.

72.1

A proxy may be appointed by an instrument in writing in any common form or in such other form as the Board may approve, such instrument being executed under the hand of the appointor or of his attorney or agent authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy may also be appointed in such other manner as the Board may from time to time approve.

72.2

Any instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative), together with such evidence as to its due execution as the Board may from time to time require, shall be delivered to the Registered Office (or to such other place or places as may be specified in the notice convening the meeting or in any notice of an adjourned meeting or, in either case, in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting or adjourned meeting) by such time or times as may be specified in the notice of meeting or adjourned meeting or in any such other information (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and if not so delivered (but subject to Bye-Law 76) the appointment shall not be treated as valid.

72.3

Subject to Bye-Law 76 and subject as mentioned in this Bye-Law, an instrument or other form of communication appointing or evidencing the appointment of a standing proxy or corporate representative shall not be treated as valid until 24 hours after the time at which it, together with such evidence as to its due execution as the Board may from time to time require, is delivered to the Registered Office (or to such other place or places as the Board may from time to time specify for the purpose).

72.4

If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

73.

The appointment of a proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be deemed, unless the contrary is stated, to confer authority to vote on any amendment of a resolution and on any other resolution put to a meeting for which it is valid in such manner as the proxy thinks fit.

74.

A vote given by proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the appointment of the proxy or of the authority under which it was executed, unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies in the notice convening the meeting or in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting) at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or by such later time as the Board may decide, either generally or in any particular case.

75.

Notwithstanding the preceding provisions of these Bye-Laws, the Board may decide, either generally or in any particular case, to treat an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative as properly delivered for the purposes of these Bye-Laws if a copy or facsimile image of the instrument is sent by electronic means to the Registered Office (or to such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any other information sent by or on behalf of the Board in relation to the meeting or adjourned meeting).

76.

Subject to the Companies Acts, the Board may also at its discretion waive any of the provisions of these Bye-Laws relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any general meeting.

MERGERS, AMALGAMATIONS, DISCONTINUANCE AND SALES

77.1

Any merger or amalgamation of the Company with another company shall require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) a Resolution passed by a majority of votes cast, in addition to any other sanction required by the Companies Acts in respect of any variation of the rights of any class of Shareholders.

77.2

A discontinuance of the Company out of Bermuda under Section 132G of the Companies Act 1981 of Bermuda shall, for the purposes of that section, require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) a Resolution passed by a majority of votes cast.

APPOINTMENT AND REMOVAL OF DIRECTORS

78.1	The Board shall consist of eleven (11) Directors or such other number as determined by the Board from time to time, provided that at all times there shall be no fewer than three (3) Directors.

78.2

All Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time by resolution determine the respective numbers of class I Directors, class II Directors and class III Directors. There is no distinction in the voting or other powers and authorities of Directors of different classes; the classifications are solely for the purposes of the retirement by rotation provisions set out in Bye-Laws 79.1 to 79.3 inclusive.

78.3

Upon the resignation or termination of office of any Director, if a new Director shall be appointed to the Board he will be designated to fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he replaces.

79.1

Each class I Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the first annual general meeting of the Company held after the Closing Date and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class I Directors together were last appointed or re-appointed.

79.2

Each class II Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the second annual general meeting of the Company held after the Closing Date and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class II Directors together were last appointed or re-appointed.

79.3

Each class III Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the third annual general meeting of the Company held after the Closing Date and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class III Directors were last appointed or re-appointed.

79.4

Any Director retiring at an annual general meeting will be eligible for re-appointment and will retain office until the close of the meeting at which he retires or (if earlier) until a resolution is passed at that meeting not to fill the vacancy or the resolution to re-appoint him is put to a vote at the meeting and is lost.

79.5

If the Company, at the meeting at which a Director (of any class) retires by rotation or otherwise, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

79.6

Any unfilled Board position, whether arising as a result of a failure to appoint a Director at a general meeting, removal of a Director, resignation of a Director, or an increase in the number of Directors as determined by the Board, shall constitute a Board vacancy and may be filled by the Board.

80.1	Subject to the Companies Acts and these Bye-laws, no person shall be appointed a Director unless such person is recommended by the Board. A Director need not be a Shareholder.

80.2

Except as otherwise required by the Companies Acts and these Bye-laws, the appointment of any person proposed as a Director shall be effected by a separate resolution voted on at a general meeting as provided in these Bye-Laws.

80.3

Save where at an annual general meeting a Shareholder requisitions a resolution for the appointment of a Director in accordance with the Companies Acts, or a special general meeting is requisitioned by a Shareholder in accordance with the Companies Act and these Bye-laws to consider the appointment of a Director, any Shareholder wishing to propose for election as a Director someone who is not an existing Director or who is not proposed by the Board must give notice of the intention to propose that person for election and the following provisions of this Bye-law 80.3 will apply to Shareholders other than those party to the Shareholders Agreement (whilst the Shareholders Agreement is in effect).

80.3.1

Where a Shareholder-proposed Director is to be elected at an annual general meeting, notice of such Shareholder proposal must be given in writing to the Registered Office not less than ninety (90) days nor more than one hundred and twenty (120) days before the anniversary of the last annual general meeting (which date shall, for the purposes of the first annual general meeting following the Closing Date be deemed to have occurred on 31st May 2021) prior to the giving of the notice or, in the event that the annual general meeting is called for a date that is not thirty (30) days before or after such anniversary, the notice must be given not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was posted to Shareholders or the date on which public disclosure of the date of the annual general meeting was made.

80.3.2

Where a Shareholder-proposed Director is to be elected at a special general meeting, that notice must be given in writing not later than twenty one (21) days following the earlier of the date on which notice of the special general meeting was posted to Shareholders or the date on which public disclosure of the date of the special general meeting was made.

80.3.3	Any Shareholder-proposed Director shall only be eligible for appointment as a Director if:

(a)

he or she has, to the extent necessary or desirable, been approved by the competent regulatory authorities with responsibility for regulating the business activities of the Company and group of companies to which it belongs; and

(b)

the nominating Shareholder, at the time of submitting the notice in writing referenced in Bye-laws 80.3.1 and 80.3.2 above, also submits the Required Information concerning such proposed nominee, and updates and supplements such notice from time to time to the extent necessary so that the Required Information shall be true and correct (x) as of the record date for determining the Shareholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the Shareholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. The nominating Shareholder shall ensure that the Required Information and any such update and supplement shall be delivered in writing to the Secretary of the Company at the Registered Office not later than five (5) days after the record date for determining the Shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the Shareholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the Shareholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof).

80.3.4

The Board, on behalf of the Company, may require any proposed Director nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and, for such time as the Company’s shares are listed on an Appointed Stock Exchange, the applicable rules and regulations of such Appointed Stock Exchange.

80.4

All Directors, upon election or appointment (but not on re-appointment), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within 30 days of their appointment.

81.1	Subject to Bye-Law 79.5, the Directors shall be individuals appointed as follows:

81.1.1

the Company by Resolution at an annual general meeting may appoint any eligible person as a Director of the relevant class of director specified in Bye-laws 79.1 to 79.3 (inclusive) but not so as to exceed the maximum number of Directors permitted by these Bye-Laws;

81.1.2

for such time as the Principal Shareholders beneficially own, collectively, more than thirty per cent. (30%) of the issued and outstanding shares in the capital of the Company carrying the right to vote at general meetings, any newly-created directorships on the Board that results from an increase in the number of Directors and/or any vacancy occurring in the Board, may be filled either by the Board or by the Shareholders at a quorate general meeting;

81.1.3

for such time as the Principal Shareholders beneficially own, collectively, less than thirty per cent. (30%) of the issued and outstanding shares in the capital of the Company carrying the right to vote at general meetings, any newly-created directorships on the Board that results from an increase in the number of Directors and/or any vacancy occurring in the Board, may only be filled by resolution of the Board, or by the sole remaining Director (and not by the Shareholders in general meeting).

Any Director so appointed shall (unless he is removed from office or his office is vacated in accordance with these Bye-Laws) hold office until he is required to retire under Bye-Law 79. In the absence of any Directors remaining in office, the provisions of section 72 of the Companies Act shall apply

81.2

Subject to Bye-Law 78.3, the resolution appointing any Director must designate the Director as a class I, class II or class III Director, and shall hold office with Directors of the same class for the period prescribed in Bye-law 79. Directors of all classes have equal rights to receive notice of, attend and vote at a meeting of the Board.

82.	No Director may appoint an alternate Director and the provisions of sections 91(2)(A) and 91A of the Companies Acts shall not apply to the Company.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

83.1.	The office of a Director shall be vacated:

83.1.1

if he resigns his office, on the date on which notice of his resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

83.1.2	on his being prohibited by law from being a Director; or

83.1.3	on his ceasing to be a Director by virtue of any provision of the Companies Acts.

83.2	The Company may in a quorate special general meeting called for that purpose remove a Director by majority vote of Shareholders present in person or by proxy, PROVIDED ALWAYS THAT

83.2.1	notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting;

83.2.2	the affected Director shall be entitled to be heard at that meeting; and

83.2.3

for such period as the Principal Shareholders hold less than thirty per cent. (30%) of the issued and outstanding shares carrying the right to vote at general meetings of the Company, Directors may only be removed for “cause” (as determined by the Board, in their sole discretion from time to time) and only upon the affirmative vote of the holders of at least sixty six and two thirds (66 2/3) of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time.

83.3

Any vacancy created by the removal of a Director at a special general meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

DIRECTORS’ REMUNERATION AND EXPENSES

84.1

Each Director (other than a Director who is also an employee of a Group Company) shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Directors who are also employees of a Group Company will not be paid any such fees by the Company in addition to their remuneration as an employee. Each Director shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including (but without limitation) his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

84.2

The Board may from time to time determine that, subject to the requirements of the Companies Acts, all or part of any fees or other remuneration payable to any non-employee Director or other Officer of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

DIRECTORS’ INTERESTS

85.

A Director may hold any other office or place of profit with the Company (except that of auditor) in addition to his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other Bye-Law.

86.1

A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

86.2

The Company and each Shareholder acknowledges that each of the Principal Shareholders and their Affiliates will likely have, from time to time, information that may be of interest to the Company (“Business Information”) regarding a wide variety of matters, and each irrevocably agrees that the Principal Shareholders, and their Affiliates, and/or any Director appointed by a Principal Shareholder, shall have no duty to disclose any Business Information to the Company or permit the Company to participate in any projects, business or investments based on any Business Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Business Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Principal Shareholders’ or their Affiliates’ ability to pursue opportunities based on such Business Information or that would require the Principal Shareholders, and their Affiliates, and/or (to the maximum extent permitted by applicable law) any Director appointed by a Principal Shareholder to disclose any such Business Information to the Company or offer any opportunity relating thereto to the Company.

87.1

Subject to the Companies Acts and these Bye-laws, a Director notwithstanding his office (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested and (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company or other person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other company or person.

87.2

A Director who is in any way, whether directly or indirectly, to his knowledge interested in a contract with the Company or any other Group Company shall declare the nature of his interest at the first opportunity at a meeting of the Board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

87.3

Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or other Officer declaring that he is a director or officer of or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

87.4

So long as, where it is necessary, he declares the nature of his interest in accordance with Bye-law 87.2, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

POWERS OF THE BOARD

88.

Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business and affairs of the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and, except as otherwise expressly provided in these Bye-Laws, a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

89.

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

90.

All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

91.

The Board may (subject to Bye-Law 85) exercise all the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director, who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any company which is or has been a subsidiary of the Company or otherwise associated with any of them or a predecessor in business of the Company or of any such other company, and to or for any relation or dependant of any such person, and to contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

92.

The Board may from time to time appoint one or more of its body to hold any executive office with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may (subject to Bye-Law 83) determine.

DELEGATION OF THE BOARD’S POWERS

93.

The Board may by power of attorney or otherwise (including by a duly passed resolution) appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or resolution or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

94.

The Board may entrust to and confer upon any Officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation.

95.1

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board. The power to delegate to a committee extends to all the powers, authorities and discretions of the Board generally (including, but without limitation, those conferred by Bye-Law 88) and shall not be limited by the fact that in certain provisions of these Bye-Laws, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

95.2

The meetings and proceedings of any committee of the Board consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by the Board except that, unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting shall be two members.

PROCEEDINGS OF THE BOARD

96.

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Except where a greater majority is required by these Bye-Laws, questions arising at any meeting shall be determined by a majority of the votes cast. In the case of an equality of votes the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

97.

A meeting of the Board may at any time be summoned by the Chairman or, if there is no Chairman, by the chief executive officer, if he is a Director. The Secretary shall also summon a meeting of the Board on the requisition of any two or more of the Directors for the time being in office.

98.

Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, facsimile or other electronic means at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question.

99.1

The quorum necessary for the transaction of business at any meeting of the Board shall be two Directors or a majority of the Directors then in office, whichever is the higher number, but in determining the majority of the Directors then in office for the purpose of ascertaining a quorum for the transaction of any particular business at a meeting there shall be disregarded any Director who is not permitted to vote on that business.

99.2

A Director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

99.3

If any question arises at any meeting as to the entitlement of any Director (including the chairman of the meeting) to vote and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the decision of a vote of the other Directors present at the meeting (for which purpose the interested Director shall be counted in the quorum but shall not vote on the matter) and their ruling in relation to the Director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned, so far as known to him, has not been fairly disclosed.

99.4

The Resident Representative shall, upon delivering written notice of an address for the purposes of receiving notice to the Registered Office, be entitled to receive notice of and to attend and be heard at and to receive minutes of all meetings of the Board.

99.6	The Company may by Resolution suspend or relax the provisions of this Bye-Law 99 to any extent or ratify any transaction not duly authorised by reason of a contravention of it.

100.

So long as at least two Directors remain in office, the continuing Directors may act notwithstanding any vacancy in the Board, but, if less than two Directors remain in office, the sole continuing Director may act only for the purposes of calling a general meeting for such purposes as he thinks fit and of nominating a person or persons for appointment to the Board.

101.

The chairman of the Board or, in his absence, any Director holding the office of president shall preside as chairman at every meeting of the Board. If there is no such chairman or president, or if at any meeting the chairman or the president is not present within 5 minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

102.

A resolution in writing signed or approved by all the Directors shall be as valid and effectual as a resolution passed at a meeting of the Board duly called and constituted. Such a resolution may be contained in one document or in several documents in like form each signed or approved by one or more of the Directors.

103.

A meeting of the Board may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place where the largest group of those participating in the meeting are physically present together or, if there is no such group, where the chairman of the meeting then is.

104.

All acts done in good faith by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

105.1

The Company may have such Officers in addition to the Directors and the Secretary, as the Board may from time to time determine. Without limiting the foregoing, such other Officers may include a chairman and deputy chairman or a president and one or more vice-presidents. A person appointed to any such other office need not be a Director and the same person may hold more than one office.

105.2

Any person elected or appointed pursuant to this Bye-Law 105 shall hold office for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of a majority of the Directors then in office. Any such revocation or variation shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office becomes vacant for any reason, the vacancy may be filled by the Board.

105.3

Except as provided in the Companies Acts or these Bye-Laws, the powers and duties of any Officer elected or appointed pursuant to this Bye-Law 105 shall be such as are determined from time to time by the Board.

MINUTES

106.1

The Board shall cause minutes to be made and books kept for the purpose of recording all the proceedings at meetings of the Board and of any committee of the Board and at general meetings of the Company and of any class of Shareholders of the Company.

106.2

The minutes of general meetings of the Company and of any class of Shareholders of the Company (but not minutes of meetings of the Board or any committee of it) shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

SECRETARY AND RESIDENT REPRESENTATIVE

107.

The Secretary and, if required by the Companies Acts, the Resident Representative shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and those of the Resident Representative shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board.

108.

A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

109.1

The Seal shall consist of a circular metal device with the name of the Company around its outer margin and the details of its registration across its centre. The Company may also have for use in any territory outside Bermuda one or more additional Seals, each of which shall be a duplicate of the Seal except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities”.

109.2

The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board. Subject to the Companies Acts and except as provided in Bye-Law 21, any instrument to which a Seal is affixed shall be signed by an Officer or by any person who has been authorised by the Board either generally or specifically to attest to the use of a Seal.

DIVIDENDS AND OTHER PAYMENTS

110.

Subject to the Companies Acts, the Board may from time to time declare dividends to be paid to the Shareholders, according to their respective rights and interests, and may fix the time for the payment of such dividends, whether in cash or satisfied by the issue of additional shares or other assets.

111.	Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

111.1

all dividends shall be declared and paid (whether in cash or satisfied by the issue of additional shares or other assets) according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this Bye-Law 111 as paid up on the share; and

111.2	dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

112.

The Board may deduct from any dividend or other moneys payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any shares all sums of money (if any) due from him (either alone or jointly with another) to the Company on account of calls or otherwise in respect of shares of the Company.

113.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

114.1

Any dividend or other sum payable in cash to the holder of a share may be paid by cheque, warrant or other means approved by the Board and, in the case of a cheque or warrant, may be sent through the post addressed to the holder at his address in the Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register) or addressed to such person at such address as the holder or joint holders may in writing direct.

114.2

Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of one or more of the holders and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

114.3

In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

114.4	Any one of two or more joint holders may give an effectual receipt for any dividend or other moneys payable or property distributable in respect of the shares held by such joint holders.

115.1

If (i) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these Bye-Laws is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) such a payment is left uncashed or returned to the Company on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

115.2

Any dividend or other distribution in respect of a share which is unclaimed for a period of 6 years from the date on which it became payable shall be forfeited and shall revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

116.

The Board may direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of fully or partly paid up shares or debentures of any other company; and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

117.

The Board may, before declaring any dividend or other distribution, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board may from time to time think fit. The Board may also without placing the same to reserves carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF RESERVES

118.1

The Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled to it if distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully-paid amongst such Shareholders, or partly in one way and partly in the other; provided that, for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully-paid.

118.2

Where any difficulty arises in regard to any distribution under this Bye-Law 118, the Board may settle the same as it thinks expedient and, in particular, may make such provision as it thinks fit in the case of securities becoming distributable in fractions (including provision for the whole or part of the benefit of fractional entitlements to accrue to the Company) and may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in lieu of any fractional entitlements, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect to it, and such appointment shall be effective and binding upon the Shareholders.

119.1

Whenever the Board decides to make a capitalisation issue of shares under Bye-Law 118 it may, subject to the rights attached to any particular class of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a “cash option”) in accordance with the following provisions of this Bye-Law 119.

119.2

The amount payable under and all other terms of the cash option shall be decided by the Board, which may fix a limit on the extent to which an election for the cash option shall be effective (whether by reference to a part of any Shareholder’s total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

119.3	The Board shall give notice to the Shareholders of their rights of election in respect of the cash option and shall specify the procedure to be followed in order to make an election.

119.4

Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue (“cash electors”) may be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Board determines. To the extent that the Board determines that payment is to be made as in (ii) above, the Board shall be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser (who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale). The net proceeds of sale shall be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

119.5

The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, shall be deemed to have exercised rights of election to receive cash.

119.6

The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory shall be paid in a currency or currencies other than US dollars and, if it does so, the Board may fix or otherwise determine the basis of conversion into the other currency or currencies and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such sum.

120.1

The Board may, subject to the rights attached to any particular class of shares, offer any Shareholder the right to elect to receive further shares, credited as fully paid, instead of cash in respect of all (or some part) of any dividend (a “scrip dividend”) in accordance with the following provisions of this Bye-Law 120.

120.2

The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the par value of a share.

120.3	The Board shall give notice to the Shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

120.4

The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to not less than the aggregate par value of, nor more than the aggregate “value” (as determined under Bye-Law 120.2) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

120.5

The Board may decide that the right to elect for any scrip dividend shall not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

120.6

The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this Bye-Law 120, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned).

120.7

The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this Bye-Law 120 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

RECORD DATES

121.1

Notwithstanding any other provision of these Bye-Laws, the Company by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings of the Company or of any class of Shareholders or other documents. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice or other document is dispatched.

121.2

In relation to any general meeting of the Company or of any class of Shareholders or to any adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) which is not more than 60 days before the date fixed for the meeting (the “meeting date”) and, notwithstanding any provisions in these Bye-Laws to the contrary, in any such case:

121.2.1

each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date; and

121.2.2

accordingly, a holder of relevant shares at the meeting date who is not the record date holder shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

ACCOUNTING RECORDS

122.	The Board shall cause accounting records of the Company to be kept in accordance with the requirements of the Companies Acts.

123.

The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit; provided that, if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as are required by the Companies Acts to be so kept. The records of account shall at all times be open to inspection by the Directors and, to the extent prescribed by the Companies Acts, by the Resident Representative. No Shareholder (other than an Officer) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

124.

The Board shall procure that financial statements of the Company are prepared and audited in respect of each year or other period from time to time fixed by the Board and that those financial statements are made available to Shareholders and laid before the Company in general meeting in accordance with the requirements of the Companies Acts.

AUDITORS

125.

Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

126.1

Any notice or other document (except for share certificates, which may only be delivered under bye-laws 126.1.1, 126.1.2 or 126.1.3) may be sent to, served on or delivered to any Shareholder by the Company by any of the following means:-

126.1.1	personally;

126.1.2	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to the Shareholder at his address as appearing in the Register;

126.1.3	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

126.1.4	by, where applicable, sending it by email or other electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

126.1.5

by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 126.1.1, 126.1.2, 126.1.3 or 126.1.4 of this Bye-Law, in accordance with the Companies Acts.

126.2	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company:-

126.2.1	if sent by personal delivery, at the time of delivery;

126.2.2	if sent by post, 48 hours after it was put in the post;

126.2.3	if sent by courier, 24 hours after sending;

126.2.4	if sent by email or other electronic means, 12 hours after sending; or

126.2.5	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, email or by other electronic means, as the case may be, in accordance with these Bye-laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

127.

If at any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

128.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

129.

In the case of a person entitled by transmission to a share, any notice or other document shall be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. In any other case, any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that the Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder.

130.

A Shareholder shall not be entitled to receive any communication from the Company if two consecutive communications addressed to him, and properly served under these Bye-Laws, have been returned to the Company undelivered, but he shall again become entitled to receive communications following written notice from him to the Company of a new or corrected registered address. For the purposes of this Bye-Law, references to a communication include (without limitation) notices of general meetings and any cheque or other instrument of payment or attempted payment by a funds transfer system; but nothing in this Bye-Law shall entitle the Company to cease sending any cheques, warrants or orders or otherwise to cease making any payments for dividends or other monies payable in respect of shares, unless it is so entitled under Bye-Law 115.1.

DESTRUCTION OF DOCUMENTS

131.1	The Board may authorise or arrange the destruction of documents held by the Company as follows:

131.1.1

at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the Register;

131.1.2	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

131.1.3	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address;

131.1.4	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques;

131.1.5	at any time after the expiration of one year from the general meeting at which it last could be used, any form of proxy.

131.2	It shall conclusively be presumed in favour of the Company that:

131.2.1	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

131.2.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

131.2.3	every share certificate so destroyed was a valid certificate duly and properly cancelled;

131.2.4	every other document mentioned in Bye-Law 131.1 above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

131.2.5	every paid dividend warrant and cheque so destroyed was duly paid.

131.3

The provisions of Bye-Law 131.2 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

131.4

Nothing in this Bye-Law 131 shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in Bye-Law 129.1 above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this Bye-Law 131.

131.5	References in this Bye-Law 131 to the destruction of any document include references to its disposal in any manner.

WINDING UP

132.	If the Company is wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Acts:

132.1

divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as he deems fair on any property to be so divided and determine how such division shall be carried out as between the Shareholders or different classes of Shareholders; and

132.2

vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

EXEMPTION AND INDEMNIFICATION OF OFFICERS

133.1

Subject always to Bye-Law 133.5, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor, so long as he has acted honestly and in good faith with a view to the best interests of the Company, shall any Officer be liable in respect of any negligence, default or breach of duty on his own part in relation to the Company or any subsidiary of the Company, or for any loss or damage which may happen, in or arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

133.2

Subject always to Bye-Law 133.5, every Officer shall be indemnified out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office (including but not limited to liabilities attaching to him and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company or any subsidiary of the Company).

133.3

The Board shall have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Officers or employees of the Company, or of any other company which is its holding company or of any other company which is a subsidiary of the Company or such holding company or in which the Company or such holding company has any direct or indirect interest, including (without limitation) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other company.

133.4

Each Shareholder and the Company irrevocably agrees to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Officer indemnified pursuant to this Bye-law 133 on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.

133.5

In this Bye-Law 133, (i) the term “Officer” includes, in addition to the persons specified in the definition of that term in Bye-Law 1, the Resident Representative, a member of a committee constituted under Bye-Law 95 and any person acting as an Officer or committee member in the reasonable belief that he has been so appointed or elected, notwithstanding any defect in such appointment or election, and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

133.6

The provisions for exemption from liability and indemnity contained in this Bye-Law shall have effect to the fullest extent permitted by law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

133.7

Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Bye-Laws shall be advanced to the Officer seeking indemnification by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified Officer to repay such amount if any allegation of fraud or dishonesty is proved against the Officer.

133.8

To the extent that any person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of an amount paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

BUSINESS COMBINATIONS

134.	BUSINESS COMBINATIONS

134.1	The following definitions shall apply with respect to the provisions of this Bye-Law 134:

134.1.1

“the Act” means the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules or regulations).

134.1.2	“Associate” used to indicate a relationship with any person, means

(a)

any corporation or organization (other than the Company or a majority owned subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities,

(b)	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves a trustee or in a similar fiduciary capacity, and

(c)	any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its parents or subsidiaries.

134.1.3	A person shall be a “beneficial owner” of any shares:

(a)	which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(b)	which such person or any of its Affiliates or Associates has, directly or indirectly,

(A)

the right to acquire (whether such rights is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

(B)	the right to vote pursuant of any agreement, arrangement or understanding; or

(C)

beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding of the purpose of acquiring, holding, voting or disposing of any shares of capital stock.

For the purposes of determining whether a person is an Interested Shareholder pursuant to this Bye-Law 135, the number of Capital Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph, but shall not include any other Capital Shares that may be issuable pursuant to an agreement arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

134.1.4	Business Combination means:

(a)	any merger, consolidation or amalgamation of the Company or any Subsidiary (as hereinafter defined) with

(b)	any Interested Shareholder or

(c)	any other company (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or amalgamation would be an affiliate or Associates of an Interested Shareholder; or

(d)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any affiliate or associate of any Interested Shareholder of assets of the Company, or of any Subsidiary, which assets have an aggregate market value equal to ten per cent. (10%) or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis, or the aggregate market value of all the issued and outstanding shares of the Company; or

(e)	the adoption of any plan or proposal for the liquidation or dissolution of the Company or for the discontinuation into another jurisdiction or for any amendment to these Bye-Laws; or

(f)

any reclassification of shares or other securities (including any reverse stock split), or recapitalization of the Company, or any merger, consolidation or amalgamation of the Company with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or any securities convertible into Capital Shares or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(g)	any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing paragraphs of this Bye-law 134, inclusive.

134.1.5	Capital Shares means all the authorised shares in the capital of the Company.

134.1.6	Common Shares means all the authorised common shares in the capital of the Company.

134.1.7

Control (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

134.1.8

Interested Shareholder means any person (other than the Company or any Subsidiary and other than any profit sharing, employee share ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of a fiduciary with respect to any such plan when acting in such capacity) who

(a)

is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Shares representing ten per cent. (10%) or more of the vote entitled to be case by the holders of all then outstanding shares of Voting Shares, or

(b)

is an Affiliate or Associate of the Company and at any time within the three (3) year period immediately prior to the date in question was the beneficial owner of Voting Shares representing ten per cent. (10%) or more of the votes entitled to be case by the holders of all then outstanding shares of Voting Shares.

For the avoidance of any doubt, each of the Principal Shareholders and any direct or indirect transferee of any Principal Shareholder shall not be an Interested Shareholder for the purposes of this Bye-law 134.

134.1.9

person means any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Shares.

134.1.10

Subsidiary means any company, wherever organised, of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that for the purposes of the definition of Interested Shareholder set forth in this Bye-Law, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Company.

134.1.11	Voting Shares shall mean all Capital Shares which by their terms may be voted on all matters submitted to Shareholders of the Company generally.

134.2

In addition to any affirmative vote required by law or these Bye-Laws, and except as otherwise expressly provided in this Bye-Law 134, the Company may not enter into a Business Combination with, or proposed by or on behalf of, any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder during the three year period following the point at which such Shareholder became an Interested Shareholder, unless:

134.2.1	prior to such time, the Board approved either the business combination or the transaction that resulted in the Shareholder becoming an Interested Shareholder; and

134.2.2

on consummation or the transaction that resulted in the Shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least eighty five per cent. (85%) of the issued and outstanding shares eligible to vote at a general meeting at the time the transaction commenced (excluding certain shares); or

134.2.3

the business combination has been approved by the Board and by the affirmative vote of not less than sixty-six and two-thirds per cent. (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares eligible to vote at a general meeting, voting together as a single class, excluding shares beneficially owned by any Interested Shareholder or any Affiliate or Associate of such Interested Shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

134.2.4

Notwithstanding any other provisions of these Bye-Laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Bye-Laws), any proposal to amend, repeal or adopt any provision of these Bye-Laws inconsistent with this Bye-Law 134 which is proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds per cent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding Voting Shares, voting together as a single class, excluding Voting Shares beneficially owned by such Interested Shareholder.

ALTERATION OF BYE-LAWS

135.1

These Bye-Laws may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such amendment, alteration, repeal, rescission, revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by a Resolution as hereinafter provided in this Bye-law 135.

135.2

For such time as the Principal Shareholders beneficially own, collectively, less than thirty per cent (30%) of the issued shares in the capital of the Company carrying the right to vote at general meetings of the Company, the required vote necessary to give effect to an amendment, alteration, repeal, or rescission of the Bye-laws shall require a resolution of the Board and the affirmative vote of the holders of not less than sixty-six and two-thirds per cent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding Voting Shares, voting together as a single class, where such change relates to Bye-laws 78 to 82 (inclusive), 133 and/or 134.

135.3

In all other cases, the required vote necessary to give effect to an amendment, alteration, repeal, or rescission of the Bye-laws shall require a resolution of the Board and a simple majority vote of the Shareholders at a quorate general meeting.